FOR IMMEDIATE RELEASE                 FOR FURTHER INFORMATION CONTACT:
                                    DANIEL M. JUNIUS AT (978) 449-3416



           NEW ENGLAND BUSINESS SERVICE, INC.
     ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2003 RESULTS


GROTON, MA -July 28, 2003- New England Business Service, Inc. (NYSE: NEB) today announced results for its fourth quarter and fiscal year ended June 28, 2003.

Revenues for the fourth quarter of fiscal 2003 were $142.5 million, versus $133.6 million in the prior year. The 6.6% increase in sales was driven by the results of Safeguard Business Systems, Inc., which was acquired on June 2, 2003. Excluding the effect of the acquisition, net sales were $130.1 million, a 2.6% decline from the prior year.

The Company incurred a net loss in the quarter of $5.7 million, or $.42 per share, compared to $6.6 million of net income, or $.49 per share, in the year ago period. Excluding the items discussed in the paragraph below, net income in the quarter was $6.8 million, or $.51 per share, versus $7.1 million, or $.53 per share, in the prior year's fourth quarter. The impact of the acquisition on earnings in the quarter was negligible.

The Company recorded an impairment charge during the quarter related to goodwill and other intangible assets in its PremiumWear subsidiary amounting to $13.2 million before tax, or $.89 per share. Results in the current period also include $1.0 million of pretax costs, or approximately $.04 per share, from restructuring actions and adjustments that took place in the fourth quarter, versus $788,000 of restructuring-related pretax costs, equivalent to approximately $.04 per share, in the period a year ago.

Mr. Robert J. Murray, Chairman and CEO, commented, "Comparing the quarters on the adjusted basis, both sales and earnings per share declined slightly year to year. We consider this to be a solid performance in the context of the current economic environment. The write-off of the intangibles in our PremiumWear business reflects the sustained weakness in the promotional apparel industry and its effect on PremiumWear's sales and profits."

Mr. Murray continued, "Our acquisition of Safeguard Business Systems, Inc., completed during the quarter, presents significant opportunities to improve the operating efficiencies of the now-combined companies. To realize these synergies, the Company expects to incur pretax costs of approximately $5.0 million in fiscal 2004, principally from eliminating redundant manufacturing capacity."

Revenues for the full year of fiscal 2003 were $551.2 million, versus $557.5
million in the prior year.   Adjusting for the impact of the Safeguard Business
Systems acquisition, this represents a year-to-year decline of approximately 3%. Net income of $20.1 million, or $1.51 per share, compares with $22.5 million, or $1.73 per share, last year. Earnings in the current year include the effects of the impairment and restructuring charges described above that occurred during the fourth quarter totaling $.93 per share. Additionally during fiscal year 2003, the Company recognized an $11.4 million pretax gain, or $.52 per share, from the sale of the Company's equity interests in Advantage Payroll Services, Inc., as a result of their merger with Paychex, Inc. and a related loss on settlement of interest rate swaps of $3.3 million before tax, or $.15 per share.

Earnings in the previous year include $1.8 million of pretax costs related to restructuring actions, or $.08 per share and a goodwill impairment charge in the amount of $2.8 million before tax, or $.21 per share. Excluding the impact of all of these items, net income was $27.6 million for fiscal year 2003 and $26.3 million for fiscal year 2002, equivalent to $2.07 and $2.03 per share, respectively.

Mr. Murray added, "Looking forward, we expect sales for fiscal year 2004 to grow to $690-$715 million or, between 25-30%, primarily as a result of the Safeguard acquisition. We expect earnings per share to increase from the $1.51 recorded in fiscal 2003 to $2.12-$2.17, or approximately 40-45% in 2004. Excluding the fiscal 2003 impairment charges, the gain from the Advantage transaction, the loss from swap terminations and restructuring-related actions, and the anticipated impact of planned integration actions in fiscal 2004, earnings per share are expected to increase in 2004 to $2.35-$2.40, or approximately 14-16%, from the comparable $2.07 level last year."

The Company did not repurchase any shares of its stock during the fourth quarter, leaving approximately 975,000 shares remaining under the current authorization. During fiscal 2003, the Company repurchased 220,000 shares.

The Board of Directors of the Company declared a dividend of $.20 per share with a record date of August 8, 2003 and a payment date of August 22, 2003.

The conference call to review the Company's fourth quarter results will be broadcast live via the investor relations section of the Company's web site, nebs.com, at 3:00 PM ET on Tuesday, July 29, 2003. A replay will be available at the same location for one week after the broadcast.

The Company's consolidated financial results, balance sheet and statement of changes in financial position are attached, along with supplemental information regarding revenues and profit from operations by reporting segment.

New England Business Service, Inc. is a leading business-to-business company with approximately 3.1 million active small business customers in the United States, Canada, the United Kingdom and France. The Company supplies a wide variety of business products and services including checks, forms and other printed material which are marketed through direct mail, telesales, a direct sales force, dealers, independent distributors and the Internet. The Company also designs, embroiders and sells specialty apparel products through distributors and independent sales representatives to the promotional products/advertising specialty industry, primarily in the United States.
More information about New England Business Service, Inc. is available at the Company's web site, nebs.com

This press release contains forward-looking statements, including expectations for future revenue and earnings performance arising from current trends in referenced product lines and channels, the effect of acquiring Safeguard Business Systems, Inc., and other initiatives. These forward-looking statements reflect the Company's current expectations only, and the Company expressly disclaims any current intention to update such statements. There can be no assurance that the Company's actual results will not differ materially from those expressed or implied by these statements due to various risks and uncertainties, including the risks and uncertainties associated with successfully integrating Safeguard Business Systems with the Company, changed customer preferences or economic conditions affecting demand for the Company's products, and other factors described in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2003, on file with the Securities and Exchange Commission.

                               ****

                             NEW ENGLAND BUSINESS SERVICE, INC.
                             CONSOLIDATED STATEMENTS OF INCOME
                           (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                               -------------------   -------------------
                                                Jun. 28,   Jun. 29,   Jun. 28,    Jun. 29,
                                                 2003       2002        2003        2002
                                               --------   --------    --------   --------
                                             (unaudited)(unaudited) (unaudited)
NET SALES                                      $142,471  $133,613    $551,188   $557,539
  COST OF SALES                                  61,870    57,737     234,051    242,047
                                               --------   --------    --------   --------
GROSS PROFIT                                     80,601    75,876     317,137    315,492

PERCENT OF SALES                                   56.6%     56.8%       57.5%      56.6%

OPERATING EXPENSES
  SELLING AND ADVERTISING                        48,471    43,512     188,587    189,151
  GENERAL AND ADMINISTRATIVE                     19,593    17,730      75,503     71,385
  EXIT COSTS                                        998       700         998        700
  GOODWILL AND OTHER INTANGIBLE
    ASSET IMPAIRMENT                             13,249         -      13,249          -
                                               --------   --------    --------   --------
     TOTAL OPERATING EXPENSES                    82,311    61,942     278,337    261,236
                                               --------   --------    --------   --------
(LOSS)/INCOME FROM OPERATIONS                    (1,710)   13,934      38,800     54,256

PERCENT OF SALES                                  -1.2%      10.4%        7.0%       9.7%

OTHER (EXPENSE)/INCOME
  INTEREST INCOME                                    64        50         174        185
  INTEREST EXPENSE                               (1,501)   (3,251)     (8,178)   (13,447)
  LOSS ON SETTLEMENT OF INTEREST RATE SWAPS           -         -      (3,277)         -
  GAIN ON SALE OF LONG-TERM INVESTMENT                -         -      11,424          -
                                               --------   --------    --------   --------
     TOTAL OTHER (EXPENSE)/INCOME                (1,437)   (3,201)        143    (13,262)
                                               --------   --------    --------   --------
(LOSS)/INCOME BEFORE TAXES                       (3,147)   10,733      38,943     40,994

PROVISION FOR INCOME TAXES                        2,510     4,122      18,819     15,742
                                               --------   --------    --------   --------
(LOSS)/INCOME BEFORE THE EFFECT OF A CHANGE
  IN ACCOUNTING PRINCIPLE                        (5,657)    6,611      20,124     25,252

EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE-
  NET OF TAX                                          -         -           -     (2,792)
                                               --------   --------    --------   --------
NET (LOSS)/INCOME                              $ (5,657) $  6,611    $ 20,124   $ 22,460
                                               ========   ========    ========   ========
PER SHARE AMOUNTS:
------------------
DILUTED EARNINGS PER SHARE BEFORE THE EFFECT
  OF A CHANGE IN ACCOUNTING PRINCIPLE          $  (0.42) $   0.49    $   1.51    $  1.94
                                               ========  ========    ========    =======
EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE     $      -  $      -    $      -    $ (0.21)
                                               --------  --------    --------    --------
DILUTED EARNINGS PER SHARE                     $  (0.42) $   0.49    $   1.51   $   1.73
                                               ========  ========    ========    ========
DIVIDENDS                                      $    .20  $    .20    $    .80    $   .80
                                               ========  ========    ========    ========

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING      13,363    13,429      13,340     13,006
                                               ========   ========   ========    ========

The items identified below relate to restructuring actions, goodwill and other intangible asset impairment, the gain related to the sale of our investment in Advantage Payroll
Services, Inc. and charges related to the settlement of interest rate swaps due to the sale of Advantage.  These items are being separately identified as we believe these restructuring actions and other events are unusual or infrequent in nature and are not directly tied to the operations and results of our core business activities.  Therefore, it makes it easier to understand the trends in the base business without the effects of these identified items.  Management performance targets are also set on and measured against a basis that excludes these items.


Net Income for the three months ended June 28, 2003 includes a net after-tax charge of
$611, or $0.04 per diluted share, and $11,844 or $0.89 per diluted share, related to restructuring actions, and goodwill and other intangible asset impairment, respectively.
On a pretax basis, total costs were $14,247, reported in the following categories:  Exit
Costs $998 and Goodwill and Other Intangible Asset Impairment $13,249.

Net Income for the three months ended June 29, 2002 included a net after-tax charge of
$485, or $0.04 per diluted share, related to previously announced restructuring actions.
On a pretax basis, the total costs were $788, reported in the following categories:  Exit
Costs $700, Cost of Sales $71, and General and Administrative $17.

Net Income for the twelve months ended June 28, 2003 includes a net after-tax gain of
$6,997, or $0.52 per diluted share, related to the sale of equity interests in Advantage
Payroll, Inc. and a net after-tax charge of $14,462 or $1.08 per diluted share, related to the loss on settlement of interest rate swaps, restructuring actions and goodwill and other intangible asset impairment. On a pretax basis, the total costs were $17,524, reported in the following categories:  Exit Costs $998, Goodwill and Other Intangible
Asset Impairment $13,249, and Loss on Settlement of Interest Rate Swaps $3,277.

Net Income for the twelve months ended June 29, 2002 included a net after-tax charge of
$1,089, or $0.08 per diluted share, related to previously announced restructuring actions.
On a pre-tax basis, the total costs were $1,767, reported in the following categories:
Exit Costs $700, Cost of Sales $796, and General and Administrative $271.

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.


                       NEW ENGLAND BUSINESS SERVICE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET
                              (IN THOUSANDS)

                                                    June 28,        June 29,
                                                     2003            2002
                                                   --------       --------
                                                   (unaudited)
ASSETS
------
CASH AND CASH EQUIVALENTS                          $  4,743       $  6,112
ACCOUNTS RECEIVABLE, NET                             71,049         55,738
INVENTORIES, NET                                     39,792         34,095
DIRECT MAIL ADVERTISING MATERIALS, NET
   AND PREPAID EXPENSES                              18,710         13,374
DEFERRED INCOME TAX BENEFIT                          14,041         13,240
                                                   --------       --------
    TOTAL CURRENT ASSETS                            148,335        122,559

PROPERTY AND EQUIPMENT, NET                          80,110         73,602
NET PROPERTY HELD FOR SALE                              328            328
GOODWILL AND OTHER INTANGIBLE ASSETS, NET           164,293        119,848
LONG-TERM INVESTMENT                                      -         30,521
DEFERRED INCOME TAXES AND OTHER ASSETS               25,400         22,064
                                                   --------       --------
    TOTAL                                          $418,466       $368,922
                                                   ========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
ACCOUNTS PAYABLE                                   $ 22,937       $ 16,858
ACCRUED EXPENSES                                     65,192         48,126
CURRENT PORTION OF LONG-TERM DEBT                       764          1,102
                                                   --------       --------
    TOTAL CURRENT LIABILITIES                        88,893         66,086

LONG-TERM DEBT                                      157,025        148,358
DEFERRED INCOME TAXES                                21,377         17,758
STOCKHOLDERS' EQUITY                                151,171        136,720
                                                   --------       --------
     TOTAL                                         $418,466       $368,922
                                                   ========       ========

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.

                     NEW ENGLAND BUSINESS SERVICE, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (IN THOUSANDS)

                                                     TWELVE MONTHS ENDED

                                                     Jun. 28,      Jun. 29,
                                                       2003          2002
                                                     --------      --------
                                                     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
NET INCOME                                           $ 20,124      $ 22,460

ADJUSTMENTS TO RECONCILE NET INCOME TO CASH:

  DEPRECIATION                                         19,398        18,333
  AMORTIZATION                                          7,397         8,542
  DEFERRED INCOME TAXES                                   106         3,846
  EXIT COSTS                                              998           700
  LOSS ON DISPOSAL OF EQUIPMENT                           448           361
  GAIN ON SALE OF LONG-TERM INVESTMENT                (11,424)            -
  CHANGE IN ACCOUNTING PRINCIPLE                            -         2,792
  GOODWILL AND OTHER INTANGIBLE ASSET IMPAIRMENT       13,249             -
  PROVISION FOR LOSSES ON ACCOUNTS RECEIVABLE           5,406         4,865
  DEFERRED GRANTS                                          (8)           (6)
  EMPLOYEE BENEFIT CHARGES                                857         3,885

CHANGES IN ASSETS AND LIABILITIES:
  ACCOUNTS RECEIVABLE                                  (2,547)         (971)
  INVENTORIES AND ADVERTISING MATERIAL                 (1,740)        8,782
  PREPAID EXPENSES AND OTHER ASSETS                     1,006            62
  ACCOUNTS PAYABLE                                       (382)       (1,509)
  INCOME TAXES PAYABLE                                   (244)          972
  OTHER ACCRUED EXPENSES                                  314        (2,297)
                                                     --------      --------
NET CASH PROVIDED BY OPERATING ACTIVITIES              52,958        70,817
                                                     --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES:
--------------------------------------
  ADDITIONS TO PROPERTY AND EQUIPMENT                 (16,120)      (15,365)
  PURCHASE OF LONG-TERM INVESTMENT                     (5,421)      (17,652)
  PROCEEDS FROM SALE OF LONG-TERM INVESTMENT           47,366             -
  PROCEEDS FROM SALE OF EQUIPMENT                          72            32
  ACQUISITION OF BUSINESS                             (75,845)            -
                                                     --------       --------
NET CASH USED IN INVESTING ACTIVITIES                 (49,948)      (32,985)
                                                     --------       --------


CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
  REPAYMENT OF DEBT                                  (114,048)     (124,084)
  PROCEEDS FROM BORROWINGS - NET OF ISSUANCE COSTS    120,712        89,508
  PROCEEDS FROM ISSUANCE OF COMMON STOCK                3,346         5,800
  ACQUISITION OF TREASURY STOCK                        (4,894)            -
  DIVIDENDS PAID                                      (10,395)      (10,183)
                                                      --------      --------

NET CASH USED IN FINANCING ACTIVITIES                  (5,279)      (38,959)
                                                     --------       --------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                   900            85
---------------------------------------              --------       --------

NET CHANGE IN CASH AND CASH EQUIVALENTS                (1,369)       (1,042)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD        6,112         7,154
                                                     --------       --------
CASH AND CASH EQUIVALENTS AT END OF PERIOD           $  4,743      $  6,112
                                                     ========      ========

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.

                             NEW ENGLAND BUSINESS SERVICE, INC.
                             SEGMENT FINANCIAL INFORMATION
                                     (IN THOUSANDS)

                                                THREE MONTHS ENDED    TWELVE MONTHS ENDED
                                               -------------------   -------------------
                                               Jun. 28,   Jun. 29,    Jun. 28,    Jun. 29,
                                                 2003       2002        2003        2002
                                               --------   --------    --------   --------
                                              (unaudited) (unaudited) (unaudited)
NET SALES
---------

DIRECT MARKETING-U.S.                         $ 61,613   $ 64,921     $269,019   $282,595
DIRECT AND DISTRIBUTOR SALES                    39,268     26,000      121,618    105,958
PACKAGING & DISPLAY PRODUCTS                    19,360     19,030       80,251     78,907
INTERNATIONAL                                   10,769     10,021       39,915     39,487
APPAREL                                         11,461     13,641       40,385     50,592
                                               --------   --------    ---------  ---------
   TOTAL                                      $142,471   $133,613     $551,188   $557,539
                                               --------   --------    ---------  ---------
                                               --------   --------    ---------  ---------

PROFIT(LOSS) FROM OPERATIONS
-----------------------------

DIRECT MARKETING-U.S.                         $ 13,871   $ 15,158     $ 60,931   $ 63,009
DIRECT AND DISTRIBUTOR SALES                     3,165      2,441       11,989      9,210
PACKAGING & DISPLAY PRODUCTS                       686      1,072        2,549      2,441
INTERNATIONAL                                      668      1,037        2,426      3,095
APPAREL                                             83        143       (2,357)    (1,205)
                                               --------   --------    ---------  ---------
   TOTAL                                      $ 18,473   $ 19,851     $ 75,538   $ 76,550
                                               --------   --------    ---------  ---------
                                               --------   --------    ---------  ---------

Profit (loss) from operations is similar to income from operations as reported on the consolidated statements of income in that it excludes interest and other income and expense. This measure, however, also excludes certain items that are reported within income from operations. These include management incentive compensation, amortization, integration charges, restructuring charges, impairment charges and corporate expenses. The chief operating decision-maker, in assessing segment results, does not consider these items. In order to reconcile the segment numbers above to the Company's (loss)/income before income taxes, adjustments representing the items listed above totaling $21,620 and
$9,118 for the three months and $36,595 and $35,556 for the twelve months ended June 28,
2003 and June 29, 2002, respectively, need to be made to the reported segment results.

Certain reclassifications have been made to the 2002 financial statements to conform to the 2003 presentation.